UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 18, 2018

SUPERVALU INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5418	41-0617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip code)

(952) 828-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 18, 2018, SUPERVALU INC. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the following proposals set forth in the proxy statement, filed with the U.S. Securities and Exchange Commission on September 18, 2018. As of September 14, 2018, the record date for the Special Meeting, there were 38,692,891 shares of the Company’s common stock outstanding and entitled to vote.

(1)
A proposal to adopt the Agreement and Plan of Merger, dated as of July 25, 2018 (as amended October 10, 2018, the “Merger Agreement”), by and among the Company, SUPERVALU Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, United Natural Foods, Inc., a Delaware corporation (“UNFI”), and Jedi Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of UNFI (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of UNFI (the “Merger Proposal”). The proposal was approved and received the following votes:

For	Against	Abstain
31,272,054	88,785	694,039

(2)
A proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. The proposal was approved and received the following votes:

For	Against	Abstain
28,915,112	2,171,543	968,223

(3)
A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum (the “Adjournment Proposal”). The Adjournment Proposal received the following votes:

For	Against	Abstain
29,077,042	2,056,230	921,606

With respect to the Adjournment Proposal, although the Adjournment Proposal would have received sufficient votes to be approved, no motion to adjourn was made because sufficient votes were cast at the Special Meeting to approve the Merger Proposal.

Subject to the satisfaction of customary closing conditions, the Merger is expected to occur on October 22, 2018.

Item 8.01	Other Events.

On October 18, 2018, the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.

Dated: October 18, 2018	By:	/s/ Stuart D. McFarland
		Name:	Stuart D. McFarland
		Title:	Senior Vice President General Counsel and Corporate Secretary